SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 10, 2004
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 8.01.        Other Events.

John A. Featherman, Chairman and Chief Executive Officer has entered into an agreement pursuant to Rule 10b5-1(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). The agreement provides for the purchase of shares of First Chester County Corporation's common stock on the open market from time to time according to certain parameters which establish limits on the number of shares, the purchase price and time of purchases in accordance with the SEC rules. Such purchases will be reportable as acquisitions of shares in accordance with
Section 16 of the Exchange Act.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 16, 2004                     FIRST CHESTER COUNTY CORPORATION


                                           By: /s/ J Duncan Smith
                                               ---------------------------------
                                           Name: J. Duncan Smith
                                           Title: Treasurer